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                                                                     EXHIBIT 3.2


                    RESTATED CERTIFICATE OF INCORPORATION OF
                    ----------------------------------------
                         TIMBERLAND GROWTH CORPORATION
                         -----------------------------


     TIMBERLAND GROWTH CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Timberland Growth Corporation. Timberland Growth Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 4, 1998.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the corporation.

     3. The text of the Certificate of Incorporation of the corporation is amended and restated to read in its entirety as follows:

     I.  FIRST:  The name of the corporation is:  Timberland Growth Corporation
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     (hereinafter, the "Corporation").

     II.  SECOND:  The address of the registered office of the Corporation in
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     the State of Delaware is The Corporation Trust Company, 1209 Orange Street,
     in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     III.  THIRD:  The nature of the business or purposes to be conducted or
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     promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     IV.  FOURTH:  A.  The total number of shares of all classes of capital
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     stock that the Corporation shall have authority to issue is Five Hundred and Fifty Million and one (550,000,001) shares of which (i) Two Hundred and Fifty Million (250,000,000) shares shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and One (1) share shall be a share of Special Voting Common Stock, par value $.01 per share (the "Special Voting Stock") (the Common Stock and the Special Voting Stock being collectively referred to herein as the "Common Equity"), (ii) Two Hundred and Fifty Million (250,000,000) shares shall be shares of Excess Stock, par value $.01 per share (the "Excess Stock"), and (iii) Fifty Million

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     (50,000,000) shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          B. The number of authorized shares of any class or classes of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of the shares of capital stock entitled to vote thereon, voting together as a single class, and without the vote of the holders of such class or each such class; provided, however, that the authorized number of shares of Special Voting Stock may not be increased without the unanimous vote of all holders of Common Equity.

          C. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock and Special Voting Stock of the Corporation:

               1. Except as otherwise set forth below in this ARTICLE FOURTH, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Common Stock and Special Voting Stock shall be identical in all respects.

               2. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock and Special Voting Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Common Stock or with respect to Special Voting Stock (other than in connection with a subdivision of the Common Stock), a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Equity, in an equal amount per share. The shares of Common Stock may be reclassified, subdivided or combined, but, without the unanimous vote of all holders of Common Equity, the share of Special Voting Stock shall not be reclassified, subdivided or combined.

               3.(a)    At every meeting of the stockholders of the Corporation,
          every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder's name on the transfer books of

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          the Corporation, and the holder of the Special Voting Stock shall be entitled to the Proportionate Number of Votes (as hereinafter defined) in person or by proxy for the share of Special Voting Stock standing in such holder's name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of the stockholders. Except as may be otherwise required by this ARTICLE FOURTH or applicable law, the holders of Common Stock and Special Voting Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Equity.

               (b) Subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority (or such greater percentage as is required by ARTICLE TENTH of this Certificate of Incorporation) of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock, voting together as a single class or, in the case of amendments or changes to this Certificate of Incorporation to be effected by a merger, without the approval of the agreement of merger by a majority of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation (including, without limitation, an amendment to be effected by a merger) which would increase or decrease the par value of the shares of Common Stock or Special Voting Stock or alter or change the powers, preferences or special rights of the shares of Common Stock or Special Voting Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Special Voting Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any additional class or series of stock or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or

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          special rights of the shares of Common Stock or Special Voting Stock.

               4. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock and Special Voting Stock based on the number of shares outstanding on the relevant record date. For the purposes of this section C.4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

               5. In the event that any shares of Common Equity are converted into or exchanged for cash, securities or other property in connection with any consolidation of the Corporation with one or more other Persons (as hereinafter defined) or a merger of the Corporation with another Person, unless immediately following such event, and resulting solely from the ownership of the securities issued in connection therewith, a majority of the total voting power of the surviving Person in such consolidation or merger is held by Persons that were stockholders of the Corporation immediately prior to such event, or unless the holders of Common Equity unanimously vote otherwise, each holder of a share of Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Special Voting Stock, and each holder of a share of Special Voting Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Common Stock.

               6.(a) The record holder of the share of Special Voting Stock may at any time convert such share into one share of Common Stock by surrendering the certificate for such share, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating

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          that such record holder desires to convert such share of Special
          Voting Stock into one share of Common Stock and requesting that the Corporation issue such share of Common Stock to the Persons named therein. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

               (b)(i) Except as provided in paragraph (ii) below, the share of Special Voting Stock shall automatically convert into one share of Common Stock immediately prior to the Transfer (as hereinafter defined) of such share.

               (ii) The share of Special Voting Stock shall not automatically convert to Common Stock upon the Transfer of such share if such Transfer is being made by Potlatch (as hereinafter defined) to a Subsidiary (as hereinafter defined) of Potlatch or by a Subsidiary of Potlatch to Potlatch or another Subsidiary of Potlatch.

               (iii) If at any time the Proportionate Number of Votes which would be accorded to the record holder of the Special Voting Stock shall represent less than 1% of the total voting power of the shares of Common Equity then outstanding, then the share of Special Voting Stock shall automatically convert into one share of Common Stock.

               (iv) Immediately upon any such conversion of the Special Voting Stock, the rights of the holder of the share of Special Voting Stock as such shall cease and such holder shall be treated for all purposes as having become the record owner of the share of Common Stock issuable upon such conversion; provided, however, that such holder shall be entitled to receive when paid any dividends declared on the Special Voting Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

               (c) The holder of the share of Special Voting Stock may (i) Transfer such share only in connection with a Transfer which meets the qualifications of section C.6(d) below, and under no other circumstances, or (ii) convert such share into one share of Common Stock as provided in section C.6(a) above. No one other than that Person in whose name the share of Special Voting Stock originally is registered on the stock ledger of the Corporation, or transferees or successive transferees who receive the share of Special Voting Stock in connection with a Transfer which meets the qualifications set

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          forth in section C.6(d) below, shall by virtue of the acquisition of the certificate for the share of Special Voting Stock have the status of an owner or holder of the share of Special Voting Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for its, his or her own benefit the special rights and powers of a holder of the share of Special Voting Stock, and such share of Special Voting Stock will have been converted into one share of Common Stock immediately prior to such Transfer as hereinabove provided.

               The holder of the share of Special Voting Stock may at any and all times Transfer to any Person the share of Common Stock issuable upon conversion of such share of Special Voting Stock, except where such Transfer is restricted by applicable law.

               (d) The share of Special Voting Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such share, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

               (i) an affidavit from Potlatch stating that such certificate is being presented to effect a Transfer of such share by Potlatch to a Subsidiary of Potlatch; or

               (ii) an affidavit from Potlatch stating that such certificate is being presented to effect a Transfer by any Subsidiary of Potlatch to Potlatch or another Subsidiary of Potlatch.

               Each affidavit of a record holder furnished pursuant to this section C.6(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

               (e) The certificate for the share of Special Voting Stock shall bear a legend on the face thereof reading as follows:

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               "The share of Special Voting Stock represented by this
          certificate may not be transferred to any person or entity unless such transfer meets the qualifications set forth in section C.6(d) of ARTICLE FOURTH of the Certificate of Incorporation of this Corporation and no person who receives this share in connection with a transfer which does not meet the qualifications prescribed by section C.6(d) of said ARTICLE FOURTH is entitled to own or to be registered as the record holder of this share of Special Voting Stock and this share will have been automatically converted into one share of Common Stock upon any such purported transfer. The record holder of this certificate may at any time convert this share of Special Voting Stock into one share of Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the Certificate of Incorporation of the Corporation, containing, among other things, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request shall be addressed to the Secretary of the Corporation."

               (f) The Corporation shall not reissue or resell the share of Special Voting Stock if such share shall have been converted into a share of Common Stock pursuant to or as permitted by the provisions of this section C.6, or the share of Special Voting Stock shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such share and to reduce the authorized amount of Special Voting Stock accordingly.

               For so long as the share of Special Voting Stock is outstanding, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, one share of Common Stock.

               (g) In connection with any Transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this section C.6 or in connection with the making of any determination referred to in this section C.6:

               (1) the Corporation shall be under no obligation to make any investigation of facts unless an executive officer of

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          the Corporation has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for such purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect, in which case the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

               (2) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

               (h) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the share of Common Stock on the conversion of the share of Special Voting Stock pursuant to this section C.6, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               7. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Equity, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation (as defined in section D of this ARTICLE FOURTH) or as otherwise expressly required by applicable law.

          D. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter, along with any similar designation relating to any other series of Preferred Stock which may hereafter be authorized, referred to as a "Preferred Stock Designation," each of which shall be part of this Certificate of Incorporation), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

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     E.   Restrictions on Ownership and Transfer of Equity Stock.

               1. (a)(i) Except as provided in section E.3 of this ARTICLE FOURTH, from and after the date of the Initial Public Offering (as hereinafter defined) and until the Restriction Termination Date (as hereinafter defined), no Person (other than the Excluded Holder) shall Beneficially Own (as hereinafter defined) shares of Equity Stock (as hereinafter defined) in excess of the Ownership Limit (as hereinafter defined).

               (ii) Except as provided in section E.3 of this ARTICLE FOURTH, from and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (other than the Excluded Holder) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which otherwise would be Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (b) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (as hereinafter defined) shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (c) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation

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          system) of shares of Equity Stock that, if effective, would cause the
          Corporation to Constructively Own (as hereinafter defined) 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary of the Corporation, within the meaning of Section 856(d)(2)(B) of the Code, shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (d) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (e) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the failure of the Corporation to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in the shares of Equity Stock which are the subject of such purported Transfer.

               (f) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT (as hereinafter defined) shall be void AB INITIO and the intended

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          transferee shall acquire no rights in the shares of Equity Stock which are the subject of such purported Transfer.

               2.  Until the Restriction Termination Date:

               (a) Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

               (b) Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

               3. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit to a Person subject to such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of
          Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary of the Corporation within the meaning of Section 856(d)(2)(B) of the Code, (iii) not result in the shares of Equity Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section

          856(a)(5) of the Code, and (iv) not result in the Corporation failing to qualify as a "domestically controlled REIT" within the meaning of
          Section 897(h)(4)(B) of the Code, and (B) such Person agrees in writing that any violation or attempted violation of any other limitations, restrictions and conditions that the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to section F.1 of this ARTICLE FOURTH.

               4. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the NASDAQ Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

          F.  Excess Stock

               1.(a) If, notwithstanding the other provisions contained in this ARTICLE FOURTH, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event (as hereinafter defined) such that any Person (other than the Excluded Holder) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in section E.3 of this ARTICLE FOURTH, the Purported Record Transferee (as hereinafter defined) (and the Purported Beneficial Transferee (as hereinafter defined), if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares (rounded up to the nearest whole share) of Equity Stock in excess of the Ownership Limit shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust (as hereinafter defined) in accordance with section F.4 of this ARTICLE FOURTH and

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

          (iii) such Purported Record Transferee (and such Purported Beneficial Transferee, if different) or, in the case of a Non-Transfer Event, the Person who, immediately prior to such automatic conversion, was the holder of record title to the shares of Equity Stock automatically converted, shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of Transfer thereof, for registration in the name of the Trustee (as hereinafter defined) of the Trust. Such conversion into Excess Stock and Transfer to a Trust shall be effective as of the close of trading on the Trading Day (as hereinafter defined) prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

               (b) If, notwithstanding the other provisions contained in this ARTICLE FOURTH, prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of
          Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary of the Corporation within the meaning of Section 856(d)(2)(B) of the Code, (iii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iv) result in the Corporation failing to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, or (v) otherwise cause the Corporation to fail to qualify as a REIT, then (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest, and, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by the Person whose Beneficial Ownership of Equity Stock would result in any of the events referred to in clauses (i) - (v) above shall cease to own any right or interest, in such number of shares of Equity Stock the ownership of which would (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary of the Corporation within the meaning of Section 856(d)(2)(B) of the Code, (C) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of
          Section 856(a)(5) of the Code, (D) result in the Corporation failing to qualify as a "domestically controlled REIT" within the meaning of
          Section 897(h)(4)(B) of the Code, or (E) otherwise cause the Corporation to fail to qualify as a REIT, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with section F.4 of this ARTICLE FOURTH and (z) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) or, in the case of a Non-Transfer Event, the Person who, immediately prior to such automatic conversion, was the holder of record title to the shares of Equity Stock automatically converted, shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of Transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and Transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

               (c) Upon the occurrence of such a conversion of shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

               2. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of section E.1 of this ARTICLE FOURTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of section E.1 of this ARTICLE FOURTH, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their Transfer to a Trust in accordance with section F.4.

               3. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of section E.1 of this ARTICLE FOURTH, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to section
          F.4 of this ARTICLE FOURTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

               4. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to section F.1 of this ARTICLE FOURTH, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary (as hereinafter defined) thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall be issued and outstanding shares of stock of the Corporation.

               5. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of the Corporation with respect to each share of Equity Stock which was converted into such Excess Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner (as hereinafter defined) with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of this ARTICLE FOURTH, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

               6. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of the same class and series of Equity Stock which was converted into such Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of the same class and series of Equity Stock which was converted into such Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares of Equity Stock into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and
          (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price (as hereinafter defined) on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

               7. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of capital stock under Delaware law. The

          Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such shares of Excess Stock.

               8.(a) As soon as practicable after the Trustee acquires Excess Stock and complies with the last sentence of this Section 8(a), but in an orderly fashion so as not to materially adversely affect the trading price of the same class and series of Equity Stock from which such Excess Stock was converted, the Trustee shall designate one or more Persons as Permitted Transferees (as hereinafter defined) and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; provided, however, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire the shares of the same class and series of Equity Stock from which such Excess Stock was converted without violating any of the restrictions set forth in section E.1 of this ARTICLE FOURTH and without such acquisition resulting in the conversion of such shares of Equity Stock into shares of Excess Stock and the Transfer of such shares to a Trust pursuant to sections F.1 and F.4 of this ARTICLE FOURTH. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any Transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days prior written notice to the Corporation of such intended Transfer and the Corporation must have waived in writing its purchase rights under section F.10 of this ARTICLE FOURTH if such intended Transfer would occur during the 90-day period referred to therein.

               (b) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this section F.8, the Trustee shall cause to be Transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to section F.4 of this ARTICLE FOURTH. Upon such Transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to section F.9 of this ARTICLE FOURTH.

               (c) If the Transfer of shares of Excess Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section E.1 of this ARTICLE FOURTH, such Transfer shall be void AB INITIO as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in section 8(b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity stock. Such shares of Equity Stock shall be automatically converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this ARTICLE FOURTH shall apply to such shares, including, without limitation, the provisions of sections F.8 through F.10 with respect to any future transfer of such shares by the Trust.

               9. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with section
          F.8 of this ARTICLE FOURTH or following the acceptance of the offer to purchase such shares in accordance with section F.10 of this ARTICLE FOURTH) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (a)(i) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of
          (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity

          Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (ii) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (b) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with section F.8 or section F.10 of this ARTICLE FOURTH. Any amounts received by the Trustee in respect of such shares of Excess Stock which are in excess of such amounts to be paid to the Prohibited Owner pursuant to this section F.9 shall be distributed to the Beneficiary in accordance with the provisions of section F.8 of this ARTICLE FOURTH. The Trustee and the Trust shall not be liable for, and each Beneficiary and Prohibited Owner shall be deemed to have irrevocably waived, any claim by a Beneficiary or Prohibited Owner arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this section F of this ARTICLE FOURTH by, such Trustee.

               10. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such shares of Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price on the date of such Non Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (x) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (y) the date the Board of Directors of the Corporation first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to section F.3 of this ARTICLE FOURTH.

          G. Except as set forth in section E.4 of this ARTICLE FOURTH, nothing contained in this ARTICLE FOURTH shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          H. In the case of an ambiguity in the application of any of the provisions of this ARTICLE FOURTH, including any definition contained in ARTICLE ELEVENTH hereof, the Board of Directors shall have the power to determine the application of the provisions of this ARTICLE FOURTH with respect to any situation based on the facts known to it and any such determination made in good faith shall be binding on all stockholders of the Corporation.

          I. Each certificate for shares of Equity Stock shall bear the following legend:

          "The shares of Timberland Growth Corporation (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general (a) any Person from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit and (b) any Person from acquiring or maintaining any ownership interest in the capital stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Any purported transfer of Equity Stock in violation of such restrictions shall be void ab initio and the Equity Stock in violation of such restrictions, whether as a result of a Transfer or the Non-Transfer Event, shall be automatically converted into shares of Excess Stock and transferred to a Trust for disposition as provided in the Certificate of Incorporation. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Certificate of Incorporation. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the Certificate of Incorporation of the Corporation, containing, among other things, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request shall be addressed to the Secretary of the Corporation.

          J. Each provision of this ARTICLE FOURTH shall be severable and any such provision determined to be invalid by a court having jurisdiction shall in no way affect the validity of any other provision.

     V.  FIFTH:  A.  At all times subsequent to the Initial Public Offering, the
         -----
     directors shall be classified, with respect to the term for which they severally hold office, into three classes, designated "Class I," "Class II" and "Class III," respectively. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

          Notwithstanding the foregoing, whenever, pursuant to the provisions of ARTICLE FOURTH of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, including any Preferred Stock Designation applicable thereto.

          During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the

     Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

          B. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to remove any director whom such holders have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the shares of capital stock then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate of Incorporation, "cause," with respect to the removal of any director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

          C. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

     VI.  SIXTH:  Any action required to be taken at any annual or special
          -----
     meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which the Board of Directors of the Corporation determines that Potlatch and its Subsidiaries do not continue to Beneficially Own 50% or more of the total voting power of the shares of capital stock then outstanding and causes written notice of such determination to be delivered to the Secretary of the Corporation, any corporate action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting.

          So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this ARTICLE SIXTH, every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this ARTICLE SIXTH.

     VII.  SEVENTH:  The Board of Directors is expressly authorized to make,
           -------
     amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least 66 2/3% of the directors of the Corporation then in office. In addition to any other vote required by law, the bylaws may be amended or repealed by the stockholders by the affirmative vote of the holders of shares representing at least 66 2/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote.

     VIII.  EIGHTH:  No director of the Corporation shall be liable to the
            ------
     Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the GCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this ARTICLE EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

     IX.  NINTH.  Until the Restriction Termination Date, the Corporation shall
          -----
     seek to satisfy the requirements for qualification as a REIT under the Code.

     X.  TENTH.  In addition to any other vote required by law, the amendment or
         -----
     repeal of, or adoption of any provisions inconsistent with, ARTICLES FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH or this ARTICLE TENTH or any term defined in ARTICLE ELEVENTH to the extent such term is used in any such ARTICLE shall require the approval of the holders of at least 66 2/3% of the total voting power of the shares of capital stock entitled to vote thereon, voting as a single class.

     XI.  ELEVENTH.  For purposes of this Certificate of Incorporation, the
          --------
     following terms shall have the meanings set forth below:

          "Beneficial Ownership," when used in sections E and F of ARTICLE FOURTH or in any defined term used therein, shall mean ownership of Equity Stock by a Person who would be treated as an owner of Equity Stock either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). "Beneficial Ownership," when used elsewhere in this Certificate of Incorporation, shall mean beneficial ownership determined under Rule 13d-3 under the Exchange Act (as hereinafter defined). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses

     (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of section F.4 of ARTICLE FOURTH.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

          "Equity Stock" shall mean the Common Stock and the Preferred Stock of the Corporation.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Holder" shall mean Potlatch Corporation, a Delaware corporation, and its Subsidiaries and successors; provided that a successor shall be treated as an Excluded Holder only if Potlatch Corporation obtains an opinion of counsel that any ownership of shares of Equity Stock by such successor will not jeopardize the status of the Corporation as a REIT under the Code.

          "Initial Public Offering" shall mean the initial sale of shares of Common Stock to the public pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

          "Market Price" of Equity Stock on any date shall mean the average of the closing price for shares of such Equity Stock for the five consecutive Trading Days ending on the Trading Day immediately prior to such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transactions reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed on admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock.

          "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause or result in an increase in the percentage of any Person's Beneficial Ownership of the outstanding shares of Equity Stock.

          "Ownership Limit" shall mean, (i) with respect to the Common Stock, 9.8% or the lesser of (a) the total number, or (b) the value of, the outstanding shares of Common Stock or (ii) with respect to Preferred Stock, 9.8% of the lesser of (a) the total number, or (b) the value of, the outstanding shares of Preferred Stock (or such other number or value of Preferred Stock as the Board of Directors may determine in fixing the terms of the Preferred Stock).

          "Partnership" shall mean Timberland Growth Limited Partnership, a Delaware limited partnership formed pursuant to the Partnership Agreement, and any successor thereto.

          "Partnership Agreement" shall mean the agreement of limited partnership establishing the Partnership, as the same may be amended, supplemented or restated from time to time.

          "Partnership Units" shall have the meaning set forth in the Partnership Agreement, as in effect at the time of the Initial Public Offering.

          "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of section F.8 of ARTICLE FOURTH.

          "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as the term is used for purposes of Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

          "Potlatch" shall mean Potlatch Corporation, a Delaware corporation, and all successors to Potlatch Corporation by way of merger, consolidation or sale of all or substantially all of its assets.

          "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of section F.1 of ARTICLE FOURTH.

          "Proportionate Number of Votes" shall mean, at any time, a number of votes equal to the number of shares of Common Stock which the holder of the Special Voting Stock would hold if, as of such time, all of the Partnership Units then held by such holder were exchanged for shares of Common Stock pursuant to Section 8.5 of the Partnership Agreement.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer of Beneficial Ownership of shares of Equity Stock that results in the automatic conversion of such shares into Excess Stock, the purported transferee of Beneficial Ownership of such shares if such purported Transfer had been valid under Section E.1 of ARTICLE FOURTH.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer of Beneficial Ownership of shares of Equity Stock that results in the automatic conversion of such shares into Excess Stock, the purported record transferee of such shares if such purported Transfer had been valid under Section E.1 of ARTICLE FOURTH.

          "REIT" shall mean a real estate investment trust under Section 856 et seq. of the Code.

          "Restriction Termination Date" shall mean such time as (i) the Board of Directors has adopted a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents a resolution to terminate the Corporation's status as a REIT at an annual or special meeting of stockholders of the Corporation, and (iii) such resolution is approved by at least 66 2/3% of the total voting power of the shares of capital stock of the Corporation entitled to vote thereon, voting as a single class.

          "Subsidiary" shall mean any Person in which the Corporation beneficially owns, directly or indirectly, more than 50% of the voting power of the outstanding voting equity securities.

          "Trading Day" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Beneficial Ownership of shares of capital stock, whether voluntary or involuntary and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

          "Trust" shall mean any separate trust created and administered in accordance with the terms of section F of ARTICLE FOURTH, for the exclusive benefit of any Beneficiary.

          "Trustee" shall mean any Person, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

     IN WITNESS WHEREOF, Timberland Growth Corporation has caused this Restated Certificate of Incorporation to be signed by Scott R. Jones, its President, and attested by Betty R. Fleshman, its Secretary.

                                            TIMBERLAND GROWTH CORPORATION



                                            By
                                               ------------------------------
                                                      Scott R. Jones,
                                                         President


Attest:



---------------------------------
Betty R. Fleshman, Secretary